UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2015

HRG GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4219	74-1339132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 29th Floor
New York, New York 10022
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 906-8555

Harbinger Group Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2015, the Company (as defined below) appointed Omar M. Asali to the additional position of its Chief Executive Officer. Mr. Asali has served as a Director and President of the Company since 2011.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 9, 2015, the Company changed its name from Harbinger Group Inc. to HRG Group, Inc. (the “Company”). The name change was made pursuant to Section 253 of the Delaware General Corporation Law by merging a wholly-owned subsidiary of the Company with and into the Company, with the Company as the surviving corporation in the merger.  The merger had the effect of amending the Company’s Certificate of Incorporation to reflect the change in corporate name to HRG Group, Inc.  On March 9, 2015, the Company amended its Bylaws to reflect the name change. A copy of the Certificate of Ownership and Merger filed in association with the merger and the Amended Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively.

In connection with Mr. Asali’s appointment and the name change, on March 9, 2015, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Ownership and Merger filed with the Delaware Secretary of State on March 9, 2015.

3.2	Amended Bylaws of HRG Group, Inc., amended as of March 9, 2015.

99.1	Press Release dated March 9, 2015.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HRG GROUP, INC.

By:	/s/ Ehsan Zargar
Name: Ehsan Zargar
Title: Senior Vice President, Deputy General Counsel & Corporate Secretary

Dated: March 11, 2015

Exhibit Index

Exhibit Number	Description

3.1	Certificate of Ownership and Merger filed with the Delaware Secretary of State on March 9, 2015.

3.2	Amended Bylaws of HRG Group, Inc., amended as of March 9, 2015.

99.1	Press Release dated March 9, 2015.